SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

SINEWIRE NETWORKS INC.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Sinewire Networks Inc.
Suite 1108-1030 West Georgia Street
Vancouver, British Columbia, Canada V6E 2Y3

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of a name change of our company from "Sinewire Networks Inc." to "Lamperd Less Lethal Inc." This Information Statement is being furnished to the shareholders of record of our common stock, par value $0.001, as determined by our board of directors to be the close of business on February 18, 2005.

Our board of directors unanimously approved the name change of our company to "Lamperd Less Lethal Inc." on February 15, 2005. Our company thereafter received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock on February 15, 2005. Upon the expiration of the 20 day period required by Rule 14c and in accordance with the provisions of the Private Corporations Code of the State of Nevada, our company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the name change. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on February 18, 2005, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of February, 18, 2005, there were 222,580,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about March 1, 2005, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF OUR COMPANY

We were incorporated in the State of Nevada on October 4, 2001. Our company's business plan was to become actively engaged as a start-up wireless communications service provider. At present, our company has no assets or business operations. We planned to implement our business strategy by supplying wireless high-speed Internet services, and other complementary Internet and telecommunications services. Our company intended to provide a telecommunications delivery service to businesses, Internet Service Providers and telecommunication companies in underserved markets in North America. Our proposed networks were intended to act as conduits for the transmission of wireless high speed and complementary Internet and telecommunications services.

To date, we have not been successful in implementing our business plan. As management of our company has investigated opportunities and challenges in the business of becoming a wireless communications service provider, management has realized that this business may not present the best opportunity for our company to realize value for our shareholders. Accordingly, we have been seeking to identify an alternate business opportunity or enter into a suitable business combination.

Our company has recently began non-binding negotiations with 1476246 Ontario Limited, an Ontario corporation, who carries on business as Lamperd Less Lethal. Our directors have determined that, due to the lengthy time period required to effect a name change pursuant to the requirements of Rule 14c and the provisions of the Private Corporations Code of the State of Nevada, it is in the best interests of our company to proceed with the name change in the event that an agreement is reached between our company and 1476246 Ontario Limited. In the event that our non-binding negotiations with 1476246 Ontario Limited fail to reach an agreement, our directors intend to abandon the name change if such negotiations are terminated before the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Nevada. In the event that such negotiations are terminated after the name change has been effected, our directors intend to file an additional Certificate of Amendment in order to change our name from Lamperd Less Lethal Inc. to a more suitable name to reflect our company's business pursuits and opportunities at that time.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our company since January 1, 2004, being the commencement of our last completed financial year;

2. any proposed nominee for election as a director of our company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the name change as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of the record date, there were 222,580,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company's common stock is entitled to one vote.

The following table sets forth, as of February 15, 2005, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Patrick Ward 1108-1030 West Georgia Street Vancouver, BC V6E 2Y3	100,000,000	44.9%
Hani Zabaneh 1108-1030 West Georgia Street Vancouver, BC V6E 2Y3	100,000,000	44.9%
Directors and Executive Officers as a Group	200,000,000	89.9%

(1) Based on 222,580,000 shares of common stock issued and outstanding as of February 15, 2005. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Amendment to our company's Articles

On February 15, 2005, our board of directors approved an amendment to our Articles of Incorporation to change the name of our company from "Sinewire Networks Inc." to "Lamperd Less Lethal Inc." The name change is subject to our company obtaining shareholder approval from a majority of votes entitled to be voted in favor of the name change by written consent or at a duly called meeting of our shareholders and further subject to the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada.

Our company obtained shareholder approval for the name change by written consent on February 15, 2005, from shareholders holding 200,000,000, or 89.9%, of the issued and outstanding shares of our common stock. The name change will not become effective until (i) at least 20 days after we deliver the Information Statement to our shareholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

Dissenters' Rights

Pursuant to the Private Corporations Code of the State of Nevada, shareholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the name change.

Financial and Other Information

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission's EDGAR database located at www.sec.gov or by calling our secretary at (604) 662-7980.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Sinewire Networks Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

February 16, 2005.

SINEWIRE NETWORKS INC.

By: /s/ Patrick Ward
Patrick Ward
President and Director

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:     Sinewire Networks Inc.

2. The articles have been amended as follows: (provide article numbers, if available):

Article 1 of the Company is amended to read: Lamperd Less Lethal Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is:                                      89.86%

4. Effective date of filing (optional): _____________________________________________
                               (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.